SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.         )

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EL PASO ELECTRIC COMPANY

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EL PASO ELECTRIC COMPANY
100 N. Stanton
El Paso, Texas 79901
(915) 543-5711

April 4, 2002

Dear Shareholder:

The Annual Meeting of Shareholders of El Paso Electric Company will be held at the Stanton Tower Building, located at 100 N. Stanton, El Paso, Texas 79901, on Thursday, May 9, 2002, at 10:00 a.m., Mountain Daylight Time.

The purpose of the Annual Meeting is to give shareholders an opportunity to vote on the election of Class III Directors and a Class I Director.

Information concerning this matter is set forth in the accompanying notice of the meeting and Proxy Statement. Your Board of Directors recommends that you vote FOR the proposal as explained in the attached Proxy Statement.

Your vote is important. To ensure your representation, even if you cannot attend the Annual Meeting, please mark, sign, date and return promptly the enclosed Proxy.

Sin	cerely,

Ga	ry R. Hedrick
President and Chief Executive Officer

EL PASO ELECTRIC COMPANY
100 N. Stanton
El Paso, Texas 79901

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of
El Paso Electric Company:

The Annual Meeting of Shareholders of El Paso Electric Company will be held at the Stanton Tower Building, located at 100 N. Stanton, El Paso, Texas 79901, on Thursday, May 9, 2002, at 10:00 a.m., Mountain Daylight Time, for the following purposes:

(1) To elect five members of the Board of Directors for three-year terms and one member of the Board of Directors for a one year term; and

(2) To transact such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors knows of no matter, other than the election of Class III Directors and a Class I Director (which is discussed at greater length in the accompanying Proxy Statement), that will be presented for consideration at the Annual Meeting.

The Board of Directors has fixed the close of business on March 11, 2002 as the record date for the determination of shareholders entitled to vote at the Annual Meeting.

Please mark, date and sign the enclosed Proxy and return it promptly in the envelope provided for your convenience. If you attend the meeting and decide to vote in person, you may revoke your Proxy. Shareholders attending the meeting whose shares are registered in the name of a broker and who intend to vote in person should bring an affidavit of ownership from the broker so that beneficial ownership can be verified without delay on the meeting date. The prompt return of your Proxy will save the postage expense of additional mailings.

By	Order of the Board of Directors,

Gu	illermo Silva, Jr.
Secretary

April 4, 2002

YOUR VOTE IS IMPORTANT
PLEASE MARK, DATE, SIGN AND
PROMPTLY RETURN YOUR PROXY. THANK YOU.

EL PASO ELECTRIC COMPANY
100 N. Stanton
El Paso, Texas 79901

PROXY STATEMENT
for
ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 9, 2002

GENERAL

The accompanying proxy is solicited on behalf of the Board of Directors of El Paso Electric Company (the “Company”) for use at its 2002 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 9, 2002, at the Company’s principal offices, and at any adjournments thereof. The Company’s principal offices are located at the Stanton Tower Building, 100 N. Stanton, El Paso, Texas 79901.

The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, fax, or other electronic means by the directors, officers, employees and agents of the Company. The Company will reimburse brokers, banks and other persons for reasonable expenses in sending proxy materials to beneficial owners. To assist in the distribution of proxy material and solicitation, the Company has engaged Georgeson Shareholder Communications, Inc. for a fee of $5,000 plus out-of-pocket expenses.

This Proxy Statement and the accompanying form of proxy are first being mailed to shareholders of the Company on or about April 4, 2002.

SHARES OUTSTANDING, VOTING RIGHTS AND REVOCABILITY OF PROXIES

At the close of business on March 11, 2002, the “record date” for determination of the shareholders entitled to notice of and to vote at the Annual Meeting, the Company had outstanding 50,288,779 shares of its common stock (the “Common Stock”).

Each outstanding share of Common Stock is entitled to one vote. The holders of at least a majority of the issued and outstanding shares of Common Stock must be represented in person or by proxy at the Annual Meeting for a quorum to be present and business to be conducted. The vote of a plurality of the votes cast at the meeting is required for the election of each Class III Director and the Class I Director.

A shareholder having the right to vote may vote either in person or by proxy executed in writing by the shareholder. A telegram, telex, cablegram or similar transmission by a shareholder or photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing.

A shareholder who signs and returns a proxy may revoke that proxy at any time before the Annual Meeting or by ballot at the meeting. The shares represented by a proxy given and not so revoked will be voted and, where the shareholder specifies a choice with respect to any matter to be acted upon and for which a ballot is provided in the proxy form, the shares will be voted in accordance with the specification so made. If a proxy is returned, but no choice is specified, the shares will be voted FOR the election of the five nominees described below as Class III Directors and the one nominee as a Class I Director. If no proxy is returned, the shares represented by such proxy will not be voted.

The election of Class III Directors and the Class I Director are the only matters the Board of Directors knows will be presented at the Annual Meeting. If, however, any other matters are properly presented at the Annual Meeting, the proxy holder will have discretionary authority to vote the shares represented by properly executed proxies in accordance with the proxy holder’s discretion and judgment as to the best interests of the Company.

Abstentions are included in the determination of the number of shares represented at the Annual Meeting for purposes of determining whether a quorum is present and are counted as a vote AGAINST when determining whether a proposal has been approved. Broker non-votes are not included in the determination of the number of shares represented at the Annual Meeting for purposes of determining whether a quorum is present and are not counted for purposes of determining whether a proposal has been approved.

PROPOSAL 1—ELECTION OF CLASS III AND I DIRECTORS

Article III, Section 2 of the Company’s Bylaws divides the Board of Directors into three classes, as nearly equal in number as possible, each of which is elected for a three-year term. Following the appointment of Mr. Hedrick to the Board, Class III contained six directors and Classes I and II each contained four directors. Accordingly, the Board of Directors is nominating one of the current Class III Directors, Mr. Harris, to serve instead as a Class I Director. Mr. Harris will stand for election at the Annual Meeting for a one year term expiring at the annual meeting of shareholders in 2003 or until his successor is elected and qualified. In this way, two of the classes will have five directors and the other class will have four directors. The remaining Class III Directors, consisting of the five nominees shown below, will stand for election at the Annual Meeting for three-year terms expiring at the annual meeting of shareholders in 2005 or until their successors are elected and qualified.

The shares represented by the accompanying proxy will be voted to elect the five nominees as Class III Directors and the one nominee as a Class I Director as recommended by the Board of Directors, who are shown below as nominees for each such class, unless authority to do so is withheld. Each nominee has agreed to the nomination and has agreed to serve if elected. Should any nominee become unavailable for election, the proxies will be voted for the election of such other person as the Board of Directors may recommend in place of such nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF MESSRS. HEITZ, PARKS, SIEGAL, HAINES AND HEDRICK AS CLASS III DIRECTORS AND MR. HARRIS AS A CLASS I DIRECTOR.

NOMINEES AND DIRECTORS OF THE COMPANY

Name	Age	Director Since	Principal Occupation and Employment During the Past Five Years(1)
NOMINEES FOR CLASS III DIRECTORS (New term will expire in 2005)
Kenneth R. Heitz	54	1996	Partner of Irell and Manella, a law firm.
Michael K. Parks(2)	42	1996	Managing Director of Trust Company of the West since December 2000; President of Aurora National Life Assurance Company from May 1996 to October 2000.
Eric B. Siegel(3)	44	1996	Retired Limited Partner of Apollo Advisors, L.P.
James Haines(4)	55	1996
Vice Chairman of the Board of Directors since November 2001; Chairman of the Executive Committee of the Board of Directors since June 2000; Chief Executive Officer and President of the Company from May 1996 to November 2001.

Gary R. Hedrick(5)	47	2001
President and Chief Executive Officer since November 2001; Executive Vice President, Chief Financial and Administrative Officer from August 2000 to November 2001; Vice President, Chief Financial Officer and Treasurer from August 1996 to August 2000; served in various other capacities with the Company and its subsidiaries since 1977.

CLASS II DIRECTORS (Term will expire in 2004)
Wilson K. Cadman	74	1992	Retired as Chairman of the Board, President and Chief Executive Officer of Kansas Gas and Electric Company and Vice Chairman of the Board of Western Resources, Inc. in 1992.
James A. Cardwell(6)	69	1990	Chairman of the Board and Chief Executive Officer, Petro Stopping Centers, LP, a nationwide chain of truckstops.
James W. Cicconi	49	1997
General Counsel and Executive Vice President-Law and Government Affairs of AT&T since December 1998; Senior Vice President of Governmental Affairs & Federal Policy for AT&T from September 1998 to December 1998; Partner of Akin, Gump, Strauss, Hauer & Feld, a law firm, for more than five years prior to September 1998.

Patricia Z. Holland-Branch	57	1997	President, Chief Executive Officer and Owner of HB/PZH Commercial Environments Inc.,

Name	Age	Director Since	Principal Occupation and Employment During the Past Five Years(1)

doing business as Facilities Connection, Inc., a HB/PZH Company since 1986; Fifty percent partner of MAPRODISA, S.A. de, C.V. since 2001; Franchise owner of Millicare Commercial Carpet Care from 1997 to June 2000.

NOMINEE FOR CLASS I DIRECTORS (New term will expire in 2003)
James W. Harris(7)	55	1996	Founder and President of Seneca Financial Group, Inc.
CURRENT CLASS I DIRECTORS (Term will expire in 2003)
George W. Edwards, Jr.(8)	62	1992	Chairman of the Board since May 1996; Retired as President, Chief Executive Officer and Director of Kansas City Southern Railway Company in May 1995.
Ramiro Guzman (9)	55	1996
President, Viva Distributing since March 2001 and owner of Ramiro Guzman & Associates since February 2000; President of Montana Beverage Company from February 1998 through January 2000; President and Chief Executive Officer of Dickshire Distributing for more than five years prior to February 1998.

Stephen N. Wertheimer(10)	51	1996	Managing Director of W Capital Management since 2001; Managing Director of Credit Research and Trading from 1996 to 2001.
Charles A. Yamarone(11)	43	1996
Executive Vice President of Libra Securities LLC, an institutional broker-dealer, since January 2002; Executive Vice President of U.S. Bancorp Libra (an institutional broker-dealer), a division of U.S. Bancorp Investments, Inc. from January 1999 to 2001; Executive Vice President of Libra Investments, Inc. from 1991 to 1999.

(1)	Where no date is specified, the director has held the position for more than the past five years.
(2)	Mr. Parks is also a director of Aurora National Life Assurance Company.
(3)	Mr. Siegel is also a director of Sun International Hotels, Ltd., and XCL-China, Ltd.
(4)	Mr. Haines is also a director of the El Paso Branch, Federal Reserve Bank of Dallas and serves as a professor at the University of Texas at El Paso.
(5)	Mr. Hedrick is a member of the board of trustees of Las Palmas Medical Center.
(6)	Mr. Cardwell is also a trustee of Archstone Communities, a real estate investment trust and a director of State National Bancshares, Inc.

(7)	Mr. Harris also serves as an adjunct professor of business at Columbia University School of Business.
(8)	Mr. Edwards is also a director of Hubbell, Inc.
(9)	Mr. Guzman is also an advisory director of Chase Bank of Texas, N.A.
(10)	Mr. Wertheimer is also a director of Greenwich Fine Arts, Inc., Trikon Technologies and Morris Material Handling, Inc.
(11)	Mr. Yamarone is also a director of Continental Airlines, Inc. and New Millennium Homes, LLC

DIRECTORS’ MEETINGS, COMPENSATION AND COMMITTEES

The Board of Directors held seven meetings during calendar year 2001. All directors attended at least 75% of the total number of meetings of the Board of Directors and the committees on which they served.

Compensation of Directors

The compensation for non-employee members of the Board of Directors during 2001 consisted of the following: (a) $20,000 per year for four meetings of the Board of Directors or committees thereof per year and an additional $1,000 for each meeting beyond four; and (b) in accordance with the terms of the 1999 El Paso Electric Company Long-Term Incentive Plan, 3,500 shares of restricted Common Stock. In addition, the Board of Directors awarded Mr. Edwards, in consideration of his service as Chairman of the Board of Directors during 2001, 25,000 shares of Common Stock that are restricted as to sale until May 9, 2002 and awarded Mr. Haines, for his service as Vice Chairman of the Board of Directors during a portion of the year, 6,250 shares that are restricted as to sale until May 9, 2002. Further, the Company has at times called upon directors for special expertise for which it pays an hourly consulting fee. In 2001, eight directors were paid such consulting fees which in aggregate amounted to $9,800.

During 2002, non-employee directors will receive the same compensation as in 2001, except for Mr. Edwards, Chairman of the Board of Directors and Mr. Haines, Vice Chairman of the Board of Directors will each receive 12,500 shares for their service. The shares awarded will be subject to restrictions on sale or transfer for one year and, in general, will vest if the director remains continuously in the service of the Company as a non-employee director during such period.

The Board of Directors has the following standing committees: Audit/Ethics, Civic and Charitable Affairs, Compensation/Benefits, Executive/Nominating, Palo Verde Oversight, Environmental, and International Business.

During 2001 the Audit/Ethics Committee was composed of directors Yamarone, Parks, Holland-Branch and Cicconi. The Audit/Ethics Committee, which held ten meetings in 2001, is responsible for the appointment of the independent auditors of the Company, reviewing all recommendations of the Company’s independent auditors and the Company’s internal auditors, reviewing and approving non-audit services performed by accountants and other consultants retained by the Company, reviewing the Company’s periodic reports filed with the Securities and Exchange Commission and otherwise overseeing the Company’s financial reporting system. The Audit/Ethics Committee also reviews and updates the Company’s Code of Ethical Conduct (the “Code”) and determines whether management has established a system to enforce the Code and to promote the accuracy and completeness of the Company’s financial statements and other publicly disclosed information.

During 2001 the Civic and Charitable Affairs Committee was composed of directors Cardwell, Holland-Branch, Guzman and Haines. The Civic and Charitable Affairs Committee, which held three meetings in 2001, is responsible for setting policy and reviewing an annual budget for civic and charitable contributions by the Company in the communities it serves.

During 2001 the Compensation/Benefits Committee was composed of directors Heitz, Cadman, Cicconi and Yamarone. The Compensation/Benefits Committee, which held six meetings in 2001, is responsible for evaluating and approving the compensation of executive officers. It also reviews and approves recommended Company-wide increases for employees, as well as approving the adoption of contracts with union employees. The Compensation/Benefits Committee is also responsible for evaluating, adopting and administering benefit plan programs.

During 2001 the Executive/Nominating Committee was composed of directors Haines, Wertheimer, Siegel, Harris and Parks. The Executive/Nominating Committee, which held nine meetings in 2001, is the administrative and policy-making committee of the Board of Directors, and may exercise all powers of the Board of Directors (except as prohibited by the Texas Business Corporation Act) between meetings. In addition, the Executive/Nominating Committee’s responsibilities include analyzing and making recommendations to the Board of Directors regarding the maximization of shareholder value. The Executive/Nominating Committee is responsible for conducting peer reviews and evaluations of the members of the Board of Directors. The Committee will consider nominees for the Board, submitted in writing, by a shareholder in accordance with the notice provisions provided in the Company’s Bylaws.

During 2001 the Palo Verde Oversight Committee was composed of directors Cadman, Guzman, Siegel and Cardwell. The Palo Verde Oversight Committee, which held two meetings in 2001, is responsible for reviewing and assessing the activities and operations of the Palo Verde Nuclear Generating Station, in which the Company is a participant.

During 2001 the Environmental Committee was composed of directors Cardwell, Harris, Wertheimer and Heitz. The Environmental Committee, which held three meetings in 2001, is responsible for overseeing the affairs and operations of the Company to determine whether the Company has operated Company facilities in compliance with applicable environmental laws and regulations, and identifying existing and potential environmental issues facing the Company under federal, state and local law.

During 2001 the International Business Committee was composed of directors Holland-Branch, Cardwell and Wertheimer. The International Business Committee, which held four meetings in 2001, is responsible for assisting management in formulating a business development strategy for Mexico and evaluating business opportunities in Mexico.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 11, 2002 (except as indicated in the footnote to the table), certain information regarding ownership of Common Stock by (i) each person known to the Company to own beneficially more than 5% of its Common Stock; (ii) each of the current directors, including those who have been nominated to serve as Class III or Class I Director of the Company; (iii) each of the persons who served as Chief Executive Officer of the Company during the year ended December 31, 2001, and certain other executive officers and (iv) all directors and current executive officers of the Company as a group (23 persons).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Westport Asset Management, Inc. 253 Riverside Avenue Westport, CT 06880	5,808,250	(1)	11.56	%*
Highfields Capital Management LP 200 Clarendon Street—51st Floor Boston, MA 02117	5,753,600	(2)	11.45	%*
Gabelli Asset Management, Inc. One Corporate Center Rye, NY 10580-1435	3,716,100	(3)	7.39	%*
George W. Edwards, Jr.	177,540	(4)	**
Wilson K. Cadman	45,079	(5)	**
James A. Cardwell	27,640	(6)	**
James W. Cicconi	15,500	(7)	**
Ramiro Guzman	29,143	(8)	**
James W. Harris	42,540	(9)	**
Kenneth R. Heitz	30,882	(10)	**
Patricia Z. Holland-Branch	20,360	(11)	**
Michael K. Parks	37,540	(12)	**
Eric B. Siegel	33,540	(13)	**
Stephen N. Wertheimer	24,290	(14)	**
Charles A. Yamarone	45,168	(15)	**
James Haines	279,236	(16)	**
Gary R. Hedrick	244,647	(17)	**
Julius F. Bates	199,284	(18)	**
Terry Bassham	51,848	(19)	**
Eduardo A. Rodriguez	102,783	(20)	**
Michael L. Blough	198,663	(21)	**
Helen W. Knopp	65,868	(22)	**
Other Executive Officers	248,570	(23)	**
All directors and executive officers as a group (23 persons)	1,920,221	(24)	3.4%

*	Actual percentage differs from reported percentage because of stock repurchases by the Company.
**	Less than 1%.
(1)	Information regarding ownership of shares of Common Stock by Westport Asset Management Inc., (“Westport”) and Westport Advisors LLC (“Westport Advisors”) is

included herein in reliance on information set forth in Amendment No. 4 to Schedule 13-G filed by Westport and Westport Advisors on February 15, 2002 with the Securities and Exchange Commission (the “Commission”), reflecting ownership as of December 31, 2001. Westport is a parent holding company pursuant to Rule 13d-1(b)(ii)(G) of the Securities Exchange Act of 1934 and owns 50% of Westport Advisors. Westport is an Investment Advisor registered under Section 203 of the Investment Advisors Act of 1940. Westport Advisors is an Investment Advisor for a series of public mutual funds. According to the filing, Westport and Westport Advisors beneficially own 5,808,250 (11.5%) shares of Common Stock outstanding as of December 31, 2001. Both maintain shared voting, dispositive power and investment power over the Company’s shares of Common Stock. Westport disclaims beneficial ownership of such Common Stock.

(2)
Information regarding ownership of Common Stock by Highfields Associates LLC (“Highfields Associates”), Highfields Capital Management LP (“Highfields Capital”), Highfields GP LLC (“Highfields GP”), Mr. Johnathon S. Jacobson (“Mr. Jacobson”), Mr. Richard L. Grubman (“Mr. Grubman”), and Highfields Capital Ltd., (“Highfields Ltd.”) is included herein in reliance on information set forth in Amendment No. 2 to Schedule 13-G filed by Highfields Associates, Highfields Capital, Highfields GP, Mr. Jacobson, Mr. Grubman, and Highfields Ltd. (collectively, the “Highfield Reporting Entities”), on February 14, 2000, with the Commission and reflecting ownership as of December 31, 1999. Pursuant to Rule 13d-2(b), the Highfield Reporting Entities were not required to file an amended Schedule 13G for 2002.

On November 30, 1999, Highfields Associates, Highfields Capital, Mr. Jacobson, and Mr. Grubman dissolved their status as a group under Rule 13d of the 1934 Act. Highfields Capital, Highfields GP, Highfields Ltd., Mr. Jacobson, and Mr. Grubman agreed to file a joint Schedule 13G as individuals. Highfields Associates is a limited liability company organized under the laws of the State of Delaware and serves as a general partner for Highfields Capital I LP (“Highfields I”) and Highfields Capital II LP (“Highfields II”). Highfields I, Highfields II, and Highfields Ltd., are collectively known as the “Funds”. Highfields Capital, a Delaware limited partnership, serves as an Investment Manager to each of the Funds. Highfields Ltd. is an exempted limited liability company organized under the laws of the Cayman Islands. Mr. Jacobson and Mr. Grubman are Managing Members of Highfields GP, a Delaware limited liability company, which is the general partner of Highfields Capital. According to the filing, the Funds beneficially own the Company’s Common Stock. Highfields Ltd. beneficially owns 7% of the shares of Common Stock and maintains sole voting and dispositive power over 4,048,447 shares of Common Stock as of December 31, 1999. Highfields Associates, as general partner of Highfields I and Highfields II, beneficially owns a total of 2.9% of the Company’s Common Stock and maintains sole voting and dispositive power over 1,705,153 shares of Common Stock as of December 31, 1999. The aggregate amount beneficially owned by the Funds is 5,753,600 shares of Common Stock. Highfields Capital, Highfields GP, Mr. Jacobson, and Mr. Grubman each have the power to direct the proceeds of the sale of shares owned by the Funds.

(3)
Information regarding ownership of shares of Common Stock by Gabelli Group Capital Partners, Inc. (“Gabelli Partners”), Gabelli Asset Management, Inc. (“GAMI”), Gabelli Advisers, Inc. (“Gabelli Advisers”), Gabelli Funds, LLC (“Gabelli Funds”); GAMCO Investors, Inc. (“GAMCO”), Mario J. Gabelli, and Marc J. Gabelli (collectively, the “Gabelli Reporting Parties”) is included herein in reliance on information set forth in Amendment No. 2 to Schedule 13-D filed by the Gabelli Reporting Parties on December 18, 2001, with the Commission, reflecting ownership as of December 14, 2001.

Gabelli Partners is the parent company of GAMI. GAMI is the parent company for a variety of companies engaged in the securities business, including GAMCO, Gabelli Funds, and Gabelli Advisers. GAMCO, Gabelli Funds, and Gabelli Advisers are each investment advisers and GAMCO and Gabelli Funds are each registered under the Investment Advisers Act of 1940. Gabelli Partners, GAMI, and GAMCO are New York corporations. Gabelli Advisers is a Delaware corporation and Gabelli Funds is a New York limited liability corporation. Mario J. Gabelli is the majority stockholder and Chairman of the Board of Directors and Chief Executive Officer of Gabelli Partners and GAMI. Marc J. Gabelli is Managing Director of Gabelli Partners. The Gabelli Reporting Parties do not admit that they constitute a group.
According to the filing, Gabelli Funds owns 1,401,600 (2.78%) shares of Common Stock as of December 14, 2001. GAMCO owns 2,244,000 (4.45%) shares of Common Stock as of December 14, 2001. Gabelli Advisers owns 10,000 (.02%) shares of Common Stock as of December 14, 2001. Mario Gabelli, Marc Gabelli, GAMI, and Gabelli Partners are deemed to have beneficial ownership of this Common Stock. Each of the Gabelli Reporting Parties has sole voting and dispositive power over the Common Stock reported for each of them, and Mario Gabelli, Marc Gabelli, GAMI, and Gabelli Partners have indirect voting and dispositive power over the aggregate of 3,655,600 (7.25%) shares of Common Stock as of December 14, 2001. Subsequent to filing their Schedule 13-D the Gabelli Reporting Parties purchased an additional 60,500 shares.
(4)
Includes (i) 10,000 shares of Common Stock that Mr. Edwards has the right to acquire by exercising options granted under the 1996 Long-Term Incentive Plan (the “1996 Plan”); and (ii) 167,540 shares of restricted Common Stock awarded under the 1996 Plan and the 1999 Long-Term Incentive Plan (the “1999 Plan”). Mr. Edwards has voting power and investment power over 139,040 of these shares, and voting power but no investment power over the remaining 28,500 shares.

(5)
Includes (i) 27,539 shares of Common Stock that Mr. Cadman has the right to acquire by exercising options granted under the 1996 and 1999 Plans; and (ii) 17,540 shares of restricted Common Stock awarded under the 1996 and 1999 Plans. Mr. Cadman has voting power and investment power over 14,040 of these shares, and voting power but no investment power over the remaining 3,500 shares.

(6)
Includes (i) 10,000 shares of Common Stock that Mr. Cardwell has the right to acquire by exercising options granted under the 1996 Plan; (ii) 17,540 shares of restricted Common Stock awarded under the 1996 and 1999 Plans. Mr. Cardwell has voting power and investment power over 14,040 of these shares, and voting power but no investment power over the remaining 3,500 shares; and (iii) 100 shares owned by Mr. Cardwell over which he has sole voting and investment power.

(7)
Includes (i) 5,000 shares of Common Stock that Mr. Cicconi has the right to acquire by exercising options granted under the 1996 Plan; and (ii) 10,500 shares of restricted Common Stock awarded under the 1996 and 1999 Plans. Mr. Cicconi has voting and investment power over 7,000 of these shares, and voting power but no investment power over the remaining 3,500 shares.

(8)
Includes (i) 10,000 shares of Common Stock that Mr. Guzman had the right to acquire by exercising options granted under the 1996 Plan; and (ii) 19,143 shares of restricted Common Stock awarded under the 1996 and 1999 Plans. Mr. Guzman has voting power and investment power over 15,643 of these shares, and voting power but no investment power over the remaining 3,500 shares.

(9)
Includes (i) 10,000 shares of Common Stock that Mr. Harris has the right to acquire by exercising options granted under the 1996 Plan; (ii) 17,540 shares of restricted Common Stock awarded under the 1996 and 1999 Plans. Mr. Harris has voting power and investment power over 14,040 of these shares, and voting power but no investment power over the remaining 3,500 shares; and (iii) 15,000 shares owned by Mr. Harris over which he has sole voting and investment power.

(10)
Includes (i) 10,000 shares of Common Stock that Mr. Heitz has the right to acquire by exercising options granted under the 1996 Plan; and (ii) 20,882 shares of restricted Common Stock awarded under the 1996 and 1999 Plans. Mr. Heitz has voting power and investment power over 16,426 of these shares, and voting power but no investment power over the remaining 4,456 shares.

(11)
Includes (i) 5,000 shares of Common Stock that Ms. Holland-Branch has the right to acquire by exercising options granted under the 1996 Plan; and (ii) 15,360 shares of restricted Common Stock awarded under the 1996 and 1999 Plans. Ms. Holland-Branch has voting power and investment power over 10,750 of these shares, and voting power but no investment power over the remaining 4,610 shares.

(12)
Includes (i) 10,000 shares of Common Stock that Mr. Parks has the right to acquire by exercising options granted under the 1996 Plan; (ii) 17,540 shares of restricted Common Stock awarded under the 1996 and 1999 Plans. Mr. Parks has voting power and investment power over 14,040 of these shares, and voting power but no investment power over the remaining 3,500 shares; and (iii) 10,000 shares owned by Mr. Parks over which he has sole voting and investment power.

(13)
Includes (i) 10,000 shares of Common Stock that Mr. Siegel has the right to acquire by exercising options granted under the 1996 Plan; (ii) 17,540 shares of restricted Common Stock awarded under the 1996 and 1999 Plans. Mr. Siegel has voting power and investment power over 14,040 of these shares, and voting power but no investment power over the remaining 3,500 shares; and (iii) 6,000 shares owned by Mr. Siegel over which he has sole voting and investment power.

(14)
Includes (i) 10,000 shares of Common Stock that Mr. Wertheimer has the right to acquire by exercising options granted under the 1996 Plan; (ii) 8,040 shares of restricted Common Stock awarded under the 1996 and 1999 Plans. Mr. Wertheimer has voting power and investment power over 4,540 of these shares, and voting power but no investment power over the remaining 3,500 shares; and (iii) 6,250 shares owned by Mr. Wertheimer over which he has sole voting and investment power.

(15)	Includes (i) 10,000 shares of Common Stock that Mr. Yamarone has the right to acquire by exercising options granted under the 1996 Plan; (ii) 25,168 shares of restricted

Common Stock awarded under the 1996 and 1999 Plans. Mr. Yamarone has voting power and investment power over 20,358 of these shares, and voting power but no investment power over the remaining 4,810 shares; and (iii) 10,000 shares owned by Mr. Yamarone over which he has sole voting and investment power.

(16)
Includes (i) 150,000 shares of Common Stock that Mr. Haines currently has the right to acquire by exercising stock options granted under the 1999 Plan; (ii) 35,306 shares of restricted Common Stock awarded under the 1996 and 1999 Plans. Mr. Haines has voting power and investment power over 29,056 of these shares and voting power but no investment power over the remaining 6,250; (iii) 90,530 shares which Mr. Haines acquired pursuant to the exercise of an option over which he has sole voting and investment power under the 1996 Plan; and (iv) 3,400 shares owned by Mr. Haines over which he has sole voting and investment power.

(17)
Includes (i) 180,000 shares of Common Stock that Mr. Hedrick currently has the right to acquire by exercising options granted under the 1996 Plan; (ii) 64,623 shares of restricted Common Stock awarded under the 1996 and 1999 Plans. Mr. Hedrick has voting power and investment power over 8,023 of these shares, and voting power but no investment power over the remaining 56,600 shares; (iii) 19 shares owned by Mr. Hedrick over which he has sole voting and investment power; and (iv) 5 shares owned by his spouse over which Mr. Hedrick has no voting power or investment power.

(18)
Includes (i) 180,000 shares of Common Stock that Mr. Bates currently has the right to acquire by exercising options granted under the 1996 Plan; (ii) 18,995 shares of restricted Common Stock awarded under the 1996 and 1999 Plans. Mr. Bates has voting power and investment power over 13,179 of these shares, and voting power but no investment power over the remaining 5,816 shares; and (iii) 289 shares owned by Mr. Bates over which he has sole voting and investment power.

(19)
Includes (i) 40,000 shares of Common Stock that Mr. Bassham currently has the right to acquire by exercising options granted under the 1996 Plan; (ii) 11,848 shares of restricted Common Stock awarded under the 1996 and 1999 Plans. Mr. Bassham has voting power and investment power over 6,177 of these shares, and voting power but no investment power over the remaining 5,671 shares.

(20)
Includes (i) 89,925 shares of Common Stock that Mr. Rodriguez acquired by exercising options granted under the 1996 Plan; and (ii) 12,858 shares of restricted Common Stock awarded under the 1996 and 1999 Plans. Mr. Rodriguez has voting power and investment power over 12,858 of these shares.

(21)
Includes (i) 180,000 shares of Common Stock that Mr. Blough currently has the right to acquire by exercising options granted under the 1996 Plan; (ii) 18,663 shares of restricted Common Stock awarded under the 1996 and 1999 Plans. Mr. Blough has voting power and investment power over 12,894 of these shares, and voting power but no investment power over the remaining 5,768 shares.

(22)
Includes (i) 60,000 shares of Common Stock that Ms. Knopp currently has the right to acquire by exercising options granted under the 1996 Plan; (ii) 5,868 shares of restricted Common Stock awarded under the 1996 and 1999 Plans. Ms. Knopp has voting power and investment power over 2,617 of these shares, and voting power but no investment power over the remaining 3,251 shares.

(23)	Includes (i) 210,000 shares of Common Stock that other executive officers currently have the right to acquire by exercising options granted under the 1996 Plan; (ii) 38,553 shares of restricted Common Stock awarded under the 1996 and 1999 Plans. The other executive officers have voting power and investment power over 23,987 of these shares, and voting power but no investment power over the remaining 14,566 shares; and (iii) 17 shares owned by the other executive officers over which they have sole voting and investment power.

(24)
Includes (i) 1,217,564 shares underlying stock options as discussed above; (ii) 561,046 shares of restricted Common Stock awarded to executives and directors under the 1996 and 1999 Plans. The executives and directors have voting power and investment power over 392,748 of these shares, and voting power but no investment power over the remaining 168,298 shares; and (iii) 141,611 shares owned by them over which they have sole voting and investment power. Also includes 5 shares owned by a spouse of an executive officer over which the officer has no voting power or investment power.

Certain Business Relationships

During 2001 the Company purchased office furniture, carpeting and installation, maintenance and repair services from Facilities Connection, Inc. in the approximate amount of $164,039. Patricia Z. Holland-Branch, a Class II Director, is the president, chief executive officer and owner of Facilities Connection, Inc. The Company also purchased gasoline, diesel fuel, bulk motor oil, transformer oil and hydraulic fluid during 2001 from Camp;R Distributing, Inc. (“Camp;R”) in the approximate amount of $478,008. James A. Cardwell, a Class II Director, is owner and Vice President of Camp;R. During 2001 the Company also paid Ramiro Guzman & Associates $131,137 for public affairs and marketing services. Ramiro Guzman, a Class I Director, is the owner of Ramiro Guzman & Associates. The Company believes that the above purchases were made on terms typical for such transactions or services charged by firms not affiliated with any director of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires the Company’s directors, officers and holders of more than 10% of the Company’s Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during and for the fiscal year ended December 31, 2001, its officers, directors and 10% shareholders complied with all Section 16(a) filing requirements.

CERTAIN ADDITIONAL INFORMATION

Executive Compensation

The following table sets forth certain information concerning the cash and non-cash compensation paid to the individuals who served as Chief Executive Officer during 2001 and each of the other four most highly compensated executive officers who were serving as executive officers at December 31, 2001 and one additional individual who served as an executive officer during a portion of 2001 (the “Named Executive Officers”), for the last three fiscal years for service in the capacities indicated.

SUMMARY COMPENSATION TABLE
			Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year		Base Salary ($)		Bonus ($)		Other Annual Compensation(2) ($)	Restricted Stock ($)		Securities Underlying Options/SARs (#)		All Other Compensation(3) ($)
Gary R. Hedrick Chief Executive Officer & President(7)	2001 2000 1999	(1)	283,606 203,205 176,164	(4)	54,400 78,868 57,828	(5)	16,346 7,372 13,551	704,400 0 0	(6)	250,000 0 0	(6)	1,400 1,178 949
Terry Bassham Executive Vice President, Chief Financial and Administrative Officer(7)	2001 2000 1999	(1)	187,933 166,772 153,949	(4)	28,160 69,283 50,560	(5)	7,067 6,731 5,921	0 0 0		100,000 25,000 0	(6)	5,100 5,100 4,800
Julius F. Bates Executive Vice President— Transmission & Distribution & Chief Operations Officer(7)	2001 2000 1999	(1)	180,463 167,140 158,427	(4)	28,160 54,283 52,023	(5)	12,692 6,428 9,140	0 0		100,000 0 0	(6)	5,100 5,100 4,800
Helen Knopp Vice President—Customer and Public Relations	2001 2000 1999	(1)	155,295 147,900 95,365		21,068 39,298	(5)	0 0 0	0 0 0		0 0 100,000		5,100 5,100 0
James Haines Chief Executive Officer & President(7)	2001 2000 1999	(1)	389,423 425,000 425,000		0 0		0 0 119,736	88,000 0 0		0 200,000 50,000		5,100 5,100 4,800
Eduardo A. Rodriguez Executive Vice President & Chief Operating Officer(7)	2001 2000 1999	(1)	236,000 243,976 231,525		0 64,283 75,996		14,423 50,850 8,905	0 0 0		0 0 0		5,100 5,100 4,800
Michael L. Blough Vice President— Administration(7)	2001 2000 1999	(1)	169,707 163,180 158,427		22,478 43,260 52,023	(5)	6,527 6,276 6,093	0 0 0		0 0 0		5,100 5,100 4,800

(1)	Base salary information reflects 27 biweekly payroll amounts compared to a typical 26 biweekly payroll year because of timing.
(2)	Represents payments for accrued and unused vacation and personal holiday time pursuant to Company policy. Excludes perquisites representing less than 10% of annual salary.
(3)	Includes matching contributions made by the Company under the Company’s 401(k) Plan.

(4)	Reflects the combination of officer’s salary for (i) position held prior to November, 2001, and (ii) position held subsequent to November 2001.
(5)
Messrs. Hedrick, Bassham, Bates, Blough, and Ms. Knopp received 4,110, 2,125, 2,125, 1,700 and 1,590 shares of restricted Common Stock, respectively, in February 2002 under the 1999 Plan. Such shares vest over 4 years with 20% vesting on the day of grant and 20% vesting on each annual anniversary of the grant. Each individual will receive cash dividends if and when declared on vested shares and dividends on unvested shares will be used to acquire additional shares.

(6)
Mr. Hedrick received an additional 50,000 shares of restricted Common Stock on November 8, 2001 and Messrs. Hedrick, Bassham and Bates received options to acquire 250,000, 100,000 and 100,000 shares of Common Stock on November 5, 2001, November 12, 2001 and November 26, 2001, respectively. The shares vest 20% on January 2, 2003 and on the next four anniversaries thereof.

(7)
Executive Officer changes: Gary Hedrick, prior to becoming Chief Executive Officer and President in November, 2001, was Executive Vice President, Chief Financial and Administrative Officer from August 2000 to November, 2001; Terry D. Bassham, prior to becoming Executive Vice President, Chief Financial and Administrative Officer in November 2001, was Executive Vice President and General Counsel; Julius F. Bates, prior to becoming Executive Vice President—Transmission & Distribution and Chief Operations Officer in November 2001, was Vice President of Transmission & Distribution from 1996 to November 2001; Michael L. Blough, prior to his separation from the Company in February 2002, was Vice President-Administration from August 1996 to February 2002; James Haines was Chief Executive Officer and President from May 1996 to November 2001; Eduardo A. Rodriguez, prior to his separation from the Company in November, 2001, was Executive Vice President and Chief Operating Officer from August 2000 to November 2001.

Aggregate Options Outstanding Under the 1996 and 1999 Long-Term Incentive Plans

Set forth below is information with respect to the aggregate options granted pursuant to the Company’s 1996 and 1999 Long-Term Incentive Plans that were outstanding at December 31, 2001, for each of the Named Executive Officers.

AGGREGATED OPTIONS/SAR EXERCISES
IN LAST FISCAL YEAR AND FY-END OPTIONS/SAR VALUES

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARS at Fiscal Year-end	Value of Unexercised In-the-Money Options-SARS at Fiscal Year-end
			Exercisable/Unexercisable	Exercisable/Unexercisable
Gary R. Hedrick			160,000/290,000	1,246,800/385,700
Terry Bassham	50,000	$324,500	15,000/160,000	87,150/362,600
Julius F. Bates			160,000/140,000	1,246,800/277,200
Michael L. Blough			160,000/40,000	1,246,800/263,200
Helen Knopp	40,000	$237,105	0/60,000	0/357,600
James Haines	806,045	$6,442,907	0/150,000	0/222,000
Eduardo A. Rodriguez	200,000	$1,482,238	0	0

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Name	Individual Grants					Alternative Grant Date Value Grant Date Present Value $
	Number of Common Shares Underlying Options Granted		Percent of Total Options Granted To Employees In Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date
Gary R. Hedrick	250,000	(1)	35.71%	$13.59	11/05/11	1,131,250	(2)
Terry Bassham	100,000	(1)	14.28%	$13.94	11/12/11	464,200	(3)
Julius F. Bates	100,000	(1)	14.28%	$13.94	11/26/11	464,200	(4)
Michael L. Blough	0		0	N/A	N/A	N/A
Helen Knopp	0		0	N/A	N/A	N/A
James Haines	0		0	N/A	N/A	N/A
Eduardo Rodriguez	0		0	N/A	N/A	N/A

(1)	This option vests in 20% increments annually beginning on January 2, 2003.
(2)
The value of options is based on the Black Scholes Option Pricing Model using the following assumptions: (a) risk-free rate of return is 3.97% based on an award date of November 5, 2001; (b) volatility is 33.298%, calculated using the standard deviation of the Company’s Common Stock from March 15, 1997 to the award date; (c) exercise price is the market price on date of award, which is $13.59; (d) time of exercise is assumed to be ten years from date of grant; and (e) discounted actuarially to account for death, disability, retirement or termination.

(3)
The value of options is based on the Black Scholes Option Pricing Model using the following assumptions: (a) risk-free rate of return is 3.97% based on an award date of November 12, 2001; (b) volatility is 33.298%; (c) exercise price is the market price on date of award, which is $13.94; (d) time of exercise is assumed to be ten years from date of grant; and (e) discounted actuarially to account for death, disability, retirement or termination.

(4)
The value of options is based on the Black Scholes Option Pricing Model using the following assumptions: (a) risk-free rate of return is 3.97% based on an award date of November 26, 2001; (b) volatility is 33.298%; (c) exercise price is the market price on date of award, which is $13.94; (d) time of exercise is assumed to be ten years from date of grant; and (e) discounted actuarially to account for death, disability, retirement or termination.

RETIREMENT INCOME PLAN TABLE

The table set forth below shows estimated annual benefits payable at the normal retirement age of 65 upon retirement under the Company’s Retirement Income Plan for the years of service and levels of final average compensation specified.

PENSION PLAN TABLE

	Years of Service
Compensation	15	20	25	30	35
$125,000	$23,438	$31,250	$39,062	$46,875	$54,688
150,000	28,125	37,500	46,875	56,250	65,625
170,000	31,875	42,500	53,125	63,750	74,375
200,000	31,875	42,500	53,125	63,750	74,375
225,000	31,875	42,500	53,125	63,750	74,375
250,000	31,875	42,500	53,125	63,750	74,375
300,000	31,875	42,500	53,125	63,750	74,375
350,000	31,875	42,500	53,125	63,750	74,375
400,000	31,875	42,500	53,125	63,750	74,375
450,000	31,875	42,500	53,125	63,750	74,375
500,000	31,875	42,500	53,125	63,750	74,375

The compensation covered by the Retirement Income Plan is the annual salary paid to the participant, which is reflected in the column titled “Base Salary” in the Summary Compensation Table. The estimated credited years of service for each of Messrs. Haines, Hedrick, Bassham, Bates, Rodriguez, Blough and Ms. Knopp at December 31, 2001, was 6, 26, 6, 30, 22, 20, and 13, respectively. The benefits are computed based on straight-life annuity amounts and are not subject to any deduction or offset for social security benefits or other amounts. Pursuant to applicable federal regulations, for periods after December 31, 1992, the maximum amount of compensation on which the benefits can be based was reduced to $150,000 per year. The maximum amount of compensation upon which benefits can be based may be adjusted annually in $10,000 increments, but in no event can such benefits be based on an adjusted maximum compensation in excess of that allowed by the Internal Revenue Service in connection with qualified retirement plans. For the year 2001 the maximum amount of compensation on which benefits may be based is $170,000. Participants in the Retirement Income Plan will receive the greater of the accrued benefit at December 31, 1992, or the benefits accrued using the compensation limitation.

Employment Agreements and Related Matters

The Company and Mr. Haines were parties to a five-year employment agreement that was entered into in May 1996 and amended and extended for up to two additional years on December 15, 2000 (the “Employment Agreement”). Under the Employment Agreement, Mr. Haines was paid an annual base salary of $425,000. In addition, in 1996 Mr. Haines was awarded 100,000 shares of restricted Common Stock and options covering 800,000 shares, all of which have vested. In connection with the extension of the Employment Agreement, Mr. Haines was granted options to acquire 150,000 shares of Common Stock, which vested in full upon the appointment of Mr. Hedrick as President and Chief Executive Officer.

Each Named Executive Officer and certain other officers of the Company have entered into a Change of Control Agreement (the “Agreement”) requiring such person to remain in the employ of the Company for two years following a change in control. In the event the Named Executive Officer is terminated during such period, other than for cause or certain other reasons, the Agreement provides that such person would receive 2.99 times annual base salary plus bonuses, the actuarial equivalent of vested benefits under the Company’s retirement plan calculated with three additional years of service, continuation of welfare benefits for two years and outplacement services for one year.

COMPENSATION/BENEFITS COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

General.    The Compensation/Benefits Committee (the “Committee”) of the Board of Directors is comprised entirely of non-employee directors. The Committee is responsible for reviewing and approving the compensation of all executive officers of the Company, including the Named Executive Officers and for administering the 1996 Long-Term Incentive Plan and the 1999 Long-Term Incentive Plan. Following review and approval by the Committee, all significant issues pertaining to executive compensation are submitted to the full Board of Directors for approval.

Compensation Program.    In 2000, the Company retained an international benefits and compensation firm to advise the Committee and the Board of Directors in designing an overall executive compensation program. That firm analyzed the base salaries, annual incentives and expected values of long-term incentives of Company executives. That information was first compared to data of a similar type obtained from companies of approximately the same size as the Company and operating in the same general industry. The firm then compared the Company information to data of a similar type obtained from companies of approximately the same size as the company, operating in the same general industry, and located in the same geographic region as the Company. In 1996, the Company had retained another firm to conduct a similar analysis.

Additionally, the Company’s internal staff regularly provides the Committee information complied by the Edison Electric Institute (“EEI”). The Committee limits its consideration of EEI data to information on the smaller electric service providers with annual revenues of between $500 million and $1 billion. Thus, the EEI comparative group is smaller than the “EEI 100” index used to prepare the performance graph that appears later in this Proxy Statement. It is, however, broader than the EEI Index since the Committee believes that the deregulated environment the Company will face in the near future mandates that the Company compete for executive talent against non-utility companies.

The Committee believes that the executive compensation program should include a base salary that is at or near the mean for peer utilities (as described above), adjusted as appropriate for regional price and compensation levels and trends, and short-term and long-term incentive compensation that aligns the interests of the executive with the total return to the Company’s shareholders. The incentive components of compensation are intended to provide total compensation that is commensurate with a broader industry group as well as with utilities. The use of stock-based compensation that vests over time has the additional effect of retaining quality talent.

Based on the above parameters, the Committee and Board of Directors continue to believe a total compensation program for executives should be comprised of three elements: base salary, short-term incentives, and long-term incentives.

Base Salary.    Each executive officer position is assigned a salary grade with minimum, midpoint and maximum ranges based upon salary information from comparable companies as described above. Once the range is established for a particular position, the base salary of each executive officer is determined by his or her skills, experience, and potential impact on the Company’s operations. Base salary adjustments are directly related to the officer’s performance and success in achieving specific corporate and individual goals. The Chief Executive Officer reviews the performance of the other executive officers and makes recommendations to the Committee based on each officer’s performance. Based on the information available to it, the Committee believes that the base salaries of the officers are generally near the median for comparable electric utilities.

Short-Term Incentives.    Each executive officer other than the Chief Executive Officer may earn an incentive bonus of up to 55% of his or her base compensation if the Company achieves specific annual goals that are established in advance by the Committee and the Board of Directors. All short–term incentive awards are paid in restricted Common Stock and vest equally over a four year period with 20% vesting once the goal is achieved and 20% vesting on each anniversary of such date for the next four years. It is anticipated that the annual performance goals will be “stretch” goals based on the achievement of corporate objectives (such as earnings, customer satisfaction, etc.) that will lead to enhanced shareholder value. In 2001, the performance goals included goals related to safety, customer satisfaction and earnings per share. Executive officers earned a 2001 short-term incentive award of 12.8% of base salary for partial achievement of the earnings per share and performance goals. For the 2002 incentive plan, goals have been established for safety, customer satisfaction and earnings per share. No short-term incentive awards will be granted, however, unless the earnings per share goal is met.

Long-Term Incentives.    During 1998 each current Named Executive Officer other than Mr. Haines and Ms. Knopp, who was not employed by the Company in 1998, was granted options to acquire 100,000 shares of Common Stock at a price 7% greater than the market price on the date of grant. The stock options vest in equal 20% increments over five years. Each Named Executive Officer other than Mr. Haines, Mr. Bassham and Ms. Knopp, who were not employed by the Company in 1996, was also awarded stock options, covering 100,000 shares in 1996. The 1996 options have an exercise price equal to 100% of the market value of the Common Stock on the date of grant and vest in equal increments over 5 years. In 1999, Ms. Knopp was awarded a stock option grant to acquire 100,000 shares of Common Stock and in 2000, Mr. Bassham was awarded a stock option grant to acquire 25,000 shares of Common Stock. Additionally, in 2001, when they were elected President and Chief Executive Officer, Executive Vice President, Chief Financial and Administrative Officer, and Executive Vice President—Transmission & Distribution and Chief Operations Officer, respectively, Messrs. Hedrick, Bassham and Bates were each awarded stock option grants to acquire shares of Common Stock in the amounts of 250,000, 100,000 and 100,000, respectively. The options have an exercise price of 100% of the market value of the Common Stock on the date of grant and vest in equal increments over 5 years. The options were designed as both a retention plan as well as a long-term incentive plan, and the number of options granted was by reference to both the base salaries and the Committee’s view of appropriate incentives in an industry moving to greater competition. The long-term incentive plan is intended to promote long-term growth and stability and to allow executive officers to acquire the Company’s Common Stock and directly align the executive officers’ personal interest with that of other shareholders.

Stock Ownership Guidelines.    Recognizing that stock ownership by executive officers and directors can directly correlate to improved performance and shareholder enhancement, the Committee established stock ownership guidelines for executive officers and directors. The guidelines suggest that the Chief Executive Officer own Common Stock with a value equal to three times his base salary and that other executive officers and directors own Common Stock with a value equal to two times his or her base salary or annual retainer, respectively. The ownership guidelines were set in 1996 with the intention that they be met within 5 years for directors and executive officers at that time or within 5 years from the date a person becomes a director or executive officer. The stock ownership guidelines have been met by all people for whom the 5 year period is applicable.

Compensation of the Chief Executive Officer.    The philosophy of the Committee and the Board of Directors is to directly tie the most significant portion of the Chief Executive Officer’s compensation to the Company’s success in maximizing shareholder value. The shareholders will benefit through the Chief Executive Officer’s leadership in establishing and meeting short-term and medium-term financial and operational goals and his initiative in developing and implementing long-term strategy. The need to use cash and the constraints on the Company’s ability to enhance revenues from customers through rate increases require that the cash portion of the Chief Executive Officer’s compensation initially be fixed. At the same time, the Committee strongly believes that the Chief Executive Officer’s total compensation should directly reflect increases in the value of the Common Stock.

The above-described philosophy guided the Board of Directors in establishing Mr. Haines’ and Mr. Hedrick’s compensation. Mr. Haines’ compensation, which was set forth in an employment agreement entered into in 1996, had three elements: a base salary payable in cash, restricted stock, and stock options. Mr. Haines’ base salary was $425,000, which was comparable to the cash portion of his compensation in his previous position as a senior officer of a major electric and gas utility and well within the range of salaries of CEOs of electric utilities. Mr. Haines’ base salary was not increased as part of the two-year extension of his employment agreement in 2001. Mr. Haines was compensated for the achievement of short and medium-term goals through increases in the value of 100,000 shares of restricted Common Stock, which vested fully in late 2000. Mr. Haines also had been motivated to build long-term value for shareholders through the award of 800,000 stock options on the date he began his service as the Company’s chief executive officer and an additional 150,000 stock options upon the two-year extension of his term of employment. All of these options had an exercise price equal to the market price of the Common Stock on the date of grant. The number of restricted shares of Common Stock and options awarded to Mr. Haines was arrived at through negotiation and is consistent with utility industry norms for overall compensation. In 1999 and 2000 Mr. Haines was awarded a bonus of a stock option grant to acquire 50,000 shares of Common Stock at the market price on the date of the grants. The options vested immediately. These option grants were intended to reflect both the Committee’s and the Board of Director’s recognition of Mr. Haines on-going performance and the Company’s continuing performance improvement since he joined the Company. The Committee believes that the bias in favor of stock-based compensation would provide the greatest incentive for Mr. Haines to create and implement value enhancing strategies for the benefit of the Company’s shareholders.

Mr. Hedrick was elected Chief Executive Officer on November 5, 2001, following a year-long search during which the Executive/Nominating Committee considered and interviewed numerous candidates from both inside and outside the Company to succeed Mr. Haines. In fixing Mr. Hedrick’s compensation, the Board of Directors continued its philosophy of directly tying the most significant portion of the Chief Executive Officer’s compensation to the Company’s success in maximizing shareholder value. Mr. Hedrick’s salary was set at $425,000, which is the same salary paid to Mr. Haines since 1996. In addition, on November 5, 2001, the Board of Directors granted Mr. Hedrick 50,000 restricted shares of Common Stock and options to acquire 250,000 shares with an exercise price of $13.59. Mr. Hedrick assumed his new position on November 5, 2001. The restricted shares of Common Stock and options will vest in five equal installments on January 1, 2003 and on each anniversary thereof through January 1, 2007. The total value of these restricted shares of Common Stock and options was determined by an outside compensation consultant to be the economic equivalent of the restricted shares of Common Stock and options granted to Mr. Haines at the commencement of his employment with the Company in May 1996. Mr. Hedrick’s total compensation is at the mean for peer utilities and for the broader group of utilities and other companies with which the Company competes for executive talent, as described above. The structure of Mr. Hedrick’s compensation, in the view of the Board of

Directors, aligns his interests with the total return to shareholders in the same manner successfully applied to Mr. Haines during the past six years.

Members of the Compensation/Benefits Committee:

Wilson K. Cadman
James W. Cicconi
Kenneth R. Heitz—Chairman
Charles A. Yamarone

AUDIT/ETHICS COMMITTEE REPORT

The Audit/Ethics Committee assists the Board of Directors in reviewing the Company’s financial reporting process. The roles and responsibilities of the Audit/Ethics Committee are described in a written charter adopted by the Board of Directors. Each member of the Audit/Ethics Committee meets the experience and independence requirements of the American Stock Exchange.

In fulfilling its responsibilities, the Audit/Ethics Committee (1) reviewed and discussed the interim financial information contained in each quarterly earnings announcement with the Company’s Chief Financial Officer and independent auditors prior to public release; (2) obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence; (3) discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing; and (4) reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

In addition, the Audit/Ethics Committee discussed and reviewed with the independent auditors all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit/Ethics Committee also discussed the results of the internal audit examinations.

The Audit/Ethics Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2001, with management and the independent auditors. Management is responsible for the preparation of the Company’s financial statements and the independent auditors are responsible for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit/Ethics Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Audit/Ethics Committee also recommended the reappointment of KPMG LLP as the Company’s independent auditors, and the Board concurred in such recommendation.

Submitted by the Audit/Ethics Committee of the Company’s Board of Directors:

Ch	arles A. Yamarone
Jam	es W. Cicconi
Pat	ricia Z. Holland-Branch
Mi	chael K. Parks

PERFORMANCE GRAPH

The following graph compares the performance of the Company’s Common Stock to the performance of the American Exchange U.S. Total Return Index (AMEX U.S.) and the Edison Electric Institute’s Index of 100 investor–owned electric utilities (EEI 100) setting the value of each at December 31, 1996 to a base of 100. The table sets forth the relative yearly percentage change in the Company’s cumulative total shareholder return as compared to the AMEX U.S. and the EEI 100, as reflected in the graph.

	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01
El Paso Electric	100	112.50	134.62	150.96	203.08	223.08
AMEX	100	125.32	134.49	176.81	165.72	150.81
EEI 100	100	127.37	145.06	118.08	174.72	159.37

SHAREHOLDER PROPOSALS AND NOMINATIONS

Under certain circumstances, shareholders are entitled to present proposals at shareholders meetings. To be eligible for inclusion in the Proxy Statement for the Company’s

2003 Annual Meeting of Shareholders, a shareholder proposal must be received at the Company’s principal executive offices on or prior to December 1, 2002. The Company will consider only those proposals which meet the requirements of applicable SEC rules. Under the Company’s Bylaws, in order for a shareholder proposal that is not included in the Proxy Statement to be properly brought before the annual meeting of shareholders, notice of the proposal must be received at the Company’s principal executive offices at least 80 days prior to the scheduled date of the annual meeting. A shareholder’s notice should list each proposal and a brief description of the business to be brought before the meeting; the name and address of the shareholder proposing such business; the class and number of shares held by the shareholder; and any material interest of the shareholder in the business. If a shareholder wishes to nominate a director, the shareholder must provide the nomination to the Executive/Nominating Committee in writing at the Company’s principal offices pursuant to the notice provisions provided in the Company’s By-Laws.

OTHER BUSINESS

The Board of Directors knows of no business, other than the election of Class III Directors and a Class I Director, which will be presented for consideration at the Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their discretion and judgment as to the best interests of the Company.

INDEPENDENT AUDITORS

Representatives of KPMG LLP, the independent auditors of the Company’s financial statements, will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will respond to appropriate questions.

Audit Fees

The Company paid KPMG LLP an aggregate of $388,000 for professional services rendered in the audit of the Company’s financial statements for the fiscal year ended December 31, 2001 and review of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q during the fiscal year ended December 31, 2001.

All Other Fees

The Company paid KPMG LLP $331,000 for audit-related services, including regulatory filings, benefit plan audits, and the Company’s subsidiary’s financial review during the fiscal year ended December 31, 2001. The Company paid KPMG LLP $164,000 for non-audit-related services, principally involving tax matters, during the fiscal year ended December 31, 2001.

KPMG LLP determined that these services did not affect its independence under applicable auditing standards and the Audit Committee determined that KPMG LLP’s provision of the services described above under “All Other Fees” is compatible with KPMG LLP’s independence.

ANNUAL REPORT

The Company’s 2001 Annual Report, which includes financial statements, but which does not constitute a part of the proxy solicitation material, accompanies this Proxy Statement.

DELIVERY OF ADDITIONAL COPIES OF PROXY STATEMENT

One Proxy Statement will be sent to shareholders sharing the same address. However, additional copies may be obtained by contacting, via oral or written communication, the Company at (915) 543-5711, 123 W. Mills, El Paso, Texas 79901.

EL	PASO ELECTRIC COMPANY
By	Order of the Board of Directors

Gu	illermo Silva, Jr.
Sec	retary

Dated: April 4, 2002

[FORM OF PROXY CARD]

EL PASO ELECTRIC COMPANY

For the Annual Meeting of Shareholders
to be held May 9, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby nominate(s), constitute(s) and appoint(s) Gary R. Hedrick, Raul A. Carrillo, Jr. and Guillermo Silva, Jr., and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders (the “Annual Meeting”) of El Paso Electric Company (the “Company”) to be held at the Stanton Tower Building, 100 N. Stanton, El Paso, Texas 79901, on Thursday, May 9, 2002 at 10:00 a.m., MDT, or at any adjournments thereof, and vote as specified herein the number of shares that the undersigned, if personally present, would be entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES DESCRIBED IN THE PROXY STATEMENT AS CLASS III AND CLASS I DIRECTORS.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES DESCRIBED IN THE PROXY STATEMENT AS CLASS III AND CLASS I DIRECTORS. IF ANY MATTERS NOT SPECIFIED IN THE NOTICE OF MEETING ARE PRESENTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT AND IN THE DISCRETION OF THE NAMED PROXY HOLDERS. THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT IN WRITING REVOKING THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE. THIS PROXY MAY ALSO BE REVOKED BY ATTENDING THE MEETING AND VOTING IN PERSON.

[REVERSE OF CARD]

1. Election of Directors Listed Below	☒	FOR all nominees Listed below	☒	WITHHOLD AUTHORITY to vote for all nominees listed below	☒	*EXCEPTIONS
To serve for a term of three years to expire
at the annual meeting in 2005
Nominees: KENNETH	R. HEITZ MICHAEL K. PARKS ERIC B. SIEGEL JAMES HAINES GARY R. HEDRICK
To serve for a term of one year to expire
at the annual meeting in 2003
Nominee: JAMES	W. HARRIS
INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Exceptions” box and write that nominee’s name on the space provided below
*Exceptions

Address Changes and/or Comments	☒

Please date and sign exactly as name appears. If shares are held jointly, each should sign, if signing as attorney, executor, administrator, trustee or guarantee, etc., so indicate when signing. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated

Signature

Signature if held jointly
Votes must be indicated
(x) in black or Blue ink
☒
Mark, Sign, Date and Return the Proxy Card Promptly
Using the Enclosed Envelope.